Exhibit 5.1

January 30, 2026

Medicus Pharma Ltd.

300 Conshohocken State Rd., Suite 200

W. Conshohocken, PA 19428

Dear Mesdames/Sirs:

Re: Medicus Pharma Ltd. - Registration Statement on Form S-3

We have acted as special Canadian legal counsel to Medicus Pharma Ltd., an Ontario corporation (the "Company"), in connection with the Company's registration statement on Form S-3 filed on January 30, 2026 (as amended and supplemented from time to time, the "Registration Statement") with the U.S. Securities and Exchange Commission (the "SEC"), including a related prospectus filed with the Registration Statement (the "Prospectus"), covering the registration of the sale, from time to time, by Armistice Capital Master Fund Ltd., a Cayman Islands exempt company (the "Selling Shareholder"), of up to 4,020,000 shares of the Company's common shares without par value upon the exercise from time to time of an aggregate of up to 4,020,000 warrants to purchase the Company's common shares (each, a "Warrant Share").

In connection with this opinion, we have reviewed and relied upon originals, photocopies or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and the Prospectus, the Company's Articles of Incorporation, the Company's Articles of Amendment, the Company's Bylaws, records of the Company's corporate proceedings in connection with the issuance, sale and delivery of the Warrant Shares, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. With respect to the foregoing documents, we have assumed, without independent investigation: (i) the authenticity of all records, documents, and instruments submitted to us as originals; (ii) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (iii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments or other documents submitted to us; (iv) the authenticity and the conformity to the originals of all records, documents, and instruments submitted to us as copies; (v) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for purposes of this opinion are true and correct; (vi) the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto (other than the due authorization, execution and delivery of each such agreement, instrument and document by the Company); and (vii) that the Registration Statement has been declared effective pursuant to the U.S. Securities Act of 1933, as amended (the "Securities Act"). With respect to the warrant inducement agreement dated December 5, 2025 between the Company and the Selling Shareholder (the "Warrant Inducement Agreement"), which is governed by and construed in accordance with the laws of the State of New York, we have assumed that such agreement complies with and does not violate the laws of the State of New York.

Our opinion is limited to laws of the Province of Ontario. We have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule, or regulation, state or federal, applicable to the Company. In particular, we express no opinion as to U.S. federal securities laws.

Based upon the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Warrant Shares have been duly authorized for issuance by the Company and, when issued and sold by the Company and delivered by the Company in accordance with and in the manner described in the Warrant Inducement Agreement, Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm's name in the sections of the Registration Statement and the Prospectus included therein entitled "Legal Matters". In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC.

This opinion is furnished in accordance with the requirements of Item 16(a) of Form S-3 and Item 601(b)(5)(i) of Regulation S-K in connection with the filing of the Registration Statement and the Prospectus, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein after the effective date of the Registration Statement.

Yours truly,

/s/ Bennett Jones LLP